 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): November 22, 2023

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRSQ	N/A*
* On September 8, 2023, Nasdaq filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from the Nasdaq Stock Market LLC. The delisting became effective on September 18, 2023. The deregistration of the ordinary shares under section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after the filing date of the Form 25, at which point the ordinary shares will be deemed registered under Section 12(g) of the Exchange Act. Our common stock currently trades on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “AMRSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously reported, on August 9, 2023, Amyris, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties” or the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing Chapter 11 cases for the Company Parties (the “Chapter 11 Cases”). The Company Parties continue to operate their business as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 7.01	Regulation FD Disclosure.
On November 22, 2023, the ICC International Court of Arbitration (the “ICC”) issued a final decision in the Lavvan, Inc. (“Lavvan”) v. Amyris, Inc. case, which Lavvan had filed against the Company in August 2020 seeking close to $900,000,000 in damages related to that certain Research, Collaboration, and License Agreement (“RCLA”) between Lavvan and the Company. In its decision, the ICC found that the Company had breached both the RCLA and a fiduciary duty owed to Lavvan under New York law. As a result of such breach, the ICC, among other things, (i) ordered the Company to disgorge to Lavvan all profits earned from the sale, if any, of Collaboration Cannabinoids (as defined in the RCLA), (ii) ordered the Company to pay to Lavvan $820,458.67 for the costs of the arbitration, and (iii) declared that the Release Condition (related to rights to materials in escrow under the RCLA) had occurred. Furthermore, pursuant to the ICC's decision, the Company is prohibited from engaging in the manufacture or sale of Collaboration Cannabinoids without Lavvan's express consent, except under certain limited circumstances set forth in the RCLA. The ICC rejected all remaining claims and requests. Because the Company does not believe it has any profits that would be subject to disgorgement, the Company believes its financial liability to Lavvan on account of claims in this arbitration matter is limited to $820,458.67.

The information set forth in Item 7.01 of this Form 8-K will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD. The information contained in this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements regarding the liabilities and enforcement of the Lavvan decision. These statements are based on management’s current expectations, and actual results and future events may differ materially due to risks and uncertainties, including, without limitation, risks related to the final administration and enforcement of arbitration decisions. The Company may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent Annual Report filed on Form 10-K and the subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 29, 2023	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Interim Chief Executive Officer and Chief Financial Officer